Exhibit 99.1

CONTACT:
Investors/Media	Investors
Blaine Davis	Jonathan Neely
(484) 216-7158	(484) 216-6645

ENDO REPORTS THIRD QUARTER FINANCIAL RESULTS

•	Total quarterly revenues of $715 million, decreased by 5 percent versus prior year.

•	Third quarter reported diluted (GAAP) EPS of $0.33; Third quarter adjusted diluted EPS of $1.34 increased by 5 percent versus prior year.

•	Company raises 2013 revenues to a range of $2.75 billion to $2.80 billion.

•	Company lowers 2013 reported diluted (GAAP) EPS to a range of $0.95 to $1.10.

•	Company raises 2013 adjusted diluted EPS to a range of $4.60 to $4.75.

MALVERN, Pa., Nov 5, 2013 — Endo Health Solutions (Nasdaq: ENDP) today reported third quarter 2013 total revenues of $715 million, compared to $750 million for the same quarter of 2012. Endo reported third quarter 2013 net income of $40 million, compared to reported net income of $54 million for the comparable 2012 period. As detailed in the supplemental financial information below, adjusted net income for the three months ended September 30, 2013 increased by 5 percent to $161 million, compared to $153 million for the same period in 2012.

Reported diluted EPS for the third quarter 2013 was $0.33, compared to $0.45 for the third quarter of 2012. Reported diluted EPS for the period includes a charge of approximately $31 million for the period, primarily to reflect the impact of an accrual for certain product liability claims and asset impairment charges related to ongoing strategic alternatives for the HealthTronics business of approximately $38 million. Adjusted diluted EPS increased by 5 percent to $1.34 for the third quarter 2013 compared to $1.28 for the same period in 2012.

“Endo continues to evolve through what is an important transition period for the company,” said Rajiv De Silva, President and CEO of Endo. “During the third quarter we have carried the momentum we established in June with the announcement of our new strategic direction. We have implemented a leaner operating model, announced progress in our branded pipeline, announced the acquisition of Boca Pharmacal and continued to assemble a strong leadership team to lead Endo towards our objective of creating a leading specialty healthcare company.”

FINANCIAL PERFORMANCE

($ in thousands, except

per share amounts)

	3rd Quarter			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Total Revenues	$714,954	$750,482	(5)%	$2,189,982	$2,226,303	(2)%
Reported Net Income	$40,223	$53,809	(25)%	$90,571	$(24,071)	NM
Reported Diluted EPS	$0.33	$0.45	(27)%	$0.77	$(0.21)	NM
Adjusted Net Income	$160,714	$153,093	5%	$450,300	$413,546	9%
Adjusted Diluted EPS	$1.34	$1.28	5%	$3.85	$3.42	13%

ENDO PHARMACEUTICALS

Third quarter 2013 branded pharmaceutical revenues were $366 million, a 12 percent decrease compared to third quarter 2012 branded pharmaceutical revenues. This decrease was primarily attributable to the decrease in net sales of LIDODERM®. Third quarter 2013 net sales of LIDODERM decreased 37 percent compared to third quarter 2012. This decrease is attributable to the effects of the loss of market exclusivity for the product in September 2013. The decrease of LIDODERM sales in the third quarter was partially offset by $28.6 million of royalty revenues that Endo recognized per the terms of its previously announced Watson (now doing business as Actavis, Inc.) Settlement Agreement.

Third quarter 2013 net sales of Voltaren® Gel increased 27 percent compared to third quarter 2012. This increase is attributable to strong growth in demand. According to IMS Health, total prescriptions for Voltaren Gel increased by 30 percent compared to third quarter 2012.

Third quarter 2013 net sales of OPANA® ER decreased 4 percent compared to third quarter 2012. This decrease is primarily attributable to a year-over-year decrease in demand. According to IMS Health, total prescriptions for OPANA ER decreased by 9 percent compared to third quarter 2012.

Third quarter 2013 net sales of FORTESTA® Gel increased 70 percent compared to third quarter 2012. This increase was primarily attributable to improved formulary access that facilitated a significant year-over-year increase in total prescription volumes for the product.

QUALITEST

Third quarter 2013 generic product net sales of $184 million represent an increase of 11 percent compared to third quarter 2012 generic product net sales. This increase was primarily attributable to strong demand for Qualitest’s diversified product portfolio. Generic product net sales of $533 million during the first nine months of 2013 represent an increase of 13 percent compared to the first nine months of 2012. Qualitest continues to concentrate on additional process improvements and increased efficiencies in order to enhance profitability, in addition to focusing on sales growth.

In August 2013, Qualitest entered into a definitive agreement to acquire Boca Pharmacal, a privately owned specialty generics company, for $225 million. The company expects the transaction to close during the fourth quarter and is expected to be immediately accretive to Endo’s adjusted diluted earnings per share.

AMS

In the third quarter 2013, AMS sales were $111 million, a decrease of 2 percent, at current exchange rates, compared to third quarter 2012. This decrease is primarily attributable to a decrease in Women’s Health sales which decreased by 18 percent in the third quarter 2013, compared to the same period last year.

The decrease in Women’s Health sales is attributable to year-over-year declines in U.S.-based procedural volumes reflecting on-going industry shifts following the FDA’s September 2011 advisory committee meeting regarding the use of surgical mesh in pelvic organ prolapse. AMS remains focused on educational activities as part of an overall effort to continue to encourage patients and physicians to discuss the risks and benefits of AMS’s surgical mesh devices as an important treatment option for patients who suffer from stress urinary incontinence and/or pelvic organ prolapse.

In the third quarter 2013, Men’s Health sales increased 6 percent compared to third quarter 2012. This increase is primarily attributable to growth in sales of male continence products including the AMS 800TM Urinary Control System and the AdVanceTM Male Sling System.

Third quarter 2013 sales of AMS’s benign prostatic hyperplasia (BPH) business decreased less than 1 percent compared to third quarter 2012. This decrease is primarily attributable to lower sales of GreenLight™ consoles that were largely offset by increased sales of GreenLight fibers.

2013 Financial Guidance

Endo’s estimates are based on estimated results for the twelve months ended Dec. 31, 2013 and management’s current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company’s guidance for reported (GAAP) earnings per share does not include any estimates for potential new corporate development transactions. For the full twelve months ended Dec. 31, 2013, at current exchange rates, Endo estimates:

•	Total revenue to be between $2.75 billion and $2.80 billion

•	Reported (GAAP) diluted earnings per share to be between $0.95 and $1.10

•	Adjusted diluted earnings per share to be between $4.60 and $4.75

The company’s 2013 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 64 percent and 66 percent

•	Adjusted effective tax rate of between 28.0 percent and 28.5 percent

•	The company expects a single generic competitor for LIDODERM through the end of 2013

Balance Sheet Update

During the third quarter of 2013, Endo made payments of approximately $17 million to reduce the outstanding principal of term loan debt associated with the acquisition of AMS. This brings the total repayments on this debt to approximately $787 million, inclusive of approximately $638 million in cumulative voluntary prepayments, through September 30, 2013.

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 8:00 a.m. ET. Investors and other interested parties may call 866-515-2911 (domestic) or +1 617-399-5125 (international) and enter passcode 70911744. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from November 5, 2013 at 10:30 a.m. ET until 11:59 p.m. ET on November 19, 2013 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 53605349.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on November 19, 2013. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended September 30, 2013 and 2012 (in thousands, except per share data):

Three Months Ended September 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$714,954	$—		$714,954
COSTS AND EXPENSES:
Cost of revenues	287,970	(46,105	)(1)	241,865
Selling, general and administrative	199,719	(30,069	)(2)	169,650
Research and development	38,080	(10,005	)(3)	28,075
Litigation-related and other contingencies	30,895	(30,895	)(4)	—
Asset impairment charges	38,807	(38,807	)(5)	—
Acquisition-related and integration items, net	2,207	(2,207	)(6)	—

OPERATING INCOME	$117,276	$158,088		$275,364

INTEREST EXPENSE, NET	43,150	(5,704	)(7)	37,446
OTHER (INCOME) EXPENSE, NET	(17,292)	17,293	(8)	1

INCOME BEFORE INCOME TAX	$91,418	$146,499		$237,917

INCOME TAX	36,803	26,008	(9)	62,811

CONSOLIDATED NET INCOME	$54,615	$120,491		$175,106

Less: Net income attributable to noncontrolling interests	14,392	—		14,392

NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$40,223	$120,491		$160,714

DILUTED EARNINGS PER SHARE	$0.33			$1.34
DILUTED WEIGHTED AVERAGE SHARES	120,261			120,261

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $44,105 and accruals for milestone payments to partners of $2,000.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $13,616, amortization of customer relationships of $2,748 and mesh litigation-related defense costs of $13,705.
(3)	To exclude milestone payments to partners of $1,092 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $8,913.
(4)	To exclude the net impact of accruals related to mesh-related product liability.
(5)	To exclude asset impairment charges.
(6)	To exclude integration costs of $2,144 and a loss of $63 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.
(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(8)	To exclude $(14,628) related to patent litigation settlement income and $(2,665) for a gain on sale of business.
(9)	To reflect the cash tax savings results from our acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended September 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$750,482	$—		$750,482
COSTS AND EXPENSES:
Cost of revenues	294,267	(52,762	)(1)	241,505
Selling, general and administrative	210,446	(10,480	)(2)	199,966
Research and development	48,952	(6,421	)(3)	42,531
Patent litigation settlement, net	(46,238)	46,238	(4)	—
Litigation-related and other contingencies	82,600	(82,600	)(5)	—
Asset impairment charges	11,163	(11,163	)(6)	—
Acquisition-related and integration items, net	5,776	(5,776	)(7)	—

OPERATING INCOME	$143,516	$122,964		$266,480

INTEREST EXPENSE, NET	45,505	(5,209	)(8)	40,296
LOSS ON EXTINGUISHMENT OF DEBT	1,789	(1,789	)(9)	—
OTHER INCOME, NET	(250)	—		(250)

INCOME BEFORE INCOME TAX	$96,472	$129,962		$226,434

INCOME TAX	28,287	30,678	(10)	58,965

CONSOLIDATED NET INCOME	$68,185	$99,284		$167,469

Less: Net income attributable to noncontrolling interests	14,376	—		14,376

NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$53,809	$99,284		$153,093

DILUTED EARNINGS PER SHARE	$0.45			$1.28
DILUTED WEIGHTED AVERAGE SHARES	119,579			119,579

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $55,999, net milestone payments and receipts of $1,440, an adjustment to the accrual for the payment to Impax related to sales of OPANA ER of $(6,000) and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $1,323.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $7,744 and amortization of customer relationships of $2,736.
(3)	To exclude milestone payments to partners of $3,898 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $2,523.
(4)	To exclude the net impact of the Actavis (Watson) litigation settlement.
(5)	To exclude the net impact of accruals for litigation-related and other contingencies.
(6)	To exclude asset impairment charges.
(7)	To exclude acquisition-related and integration costs of $5,680 and a loss of $96 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest Pharmaceuticals acquisition.
(8)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(9)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our third quarter 2012 prepayments on our Term Loan indebtedness.
(10)	To reflect the cash tax savings results from our acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the nine months ended September 30, 2013 and 2012 (in thousands, except per share data):

Nine Months Ended September 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,189,982	$—		$2,189,982
COSTS AND EXPENSES:
Cost of revenues	883,063	(149,045	)(1)	734,018
Selling, general and administrative	689,436	(117,485	)(2)	571,951
Research and development	113,740	(19,187	)(3)	94,553
Litigation-related and other contingencies	159,098	(159,098	)(4)	—
Asset impairment charges	46,994	(46,994	)(5)	—
Acquisition-related and integration items, net	6,165	(6,165	)(6)	—

OPERATING INCOME	$291,486	$497,974		$789,460

INTEREST EXPENSE, NET	129,939	(16,816	)(7)	113,123
LOSS ON EXTINGUISHMENT OF DEBT	11,312	(11,312	)(8)	—
OTHER (INCOME) EXPENSE, NET	(51,873)	54,113	(9)	2,240

INCOME BEFORE INCOME TAX	$202,108	$471,989		$674,097

INCOME TAX	72,779	112,260	(10)	185,039

CONSOLIDATED NET INCOME	$129,329	$359,729		$489,058

Less: Net income attributable to noncontrolling interests	38,758	—		38,758

NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$90,571	$359,729		$450,300

DILUTED EARNINGS PER SHARE	$0.77			$3.85
DILUTED WEIGHTED AVERAGE SHARES	116,890			116,890

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $140,355, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $2,690 and accruals for milestone payments to partners of $6,000.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $74,363, amortization of customer relationships of $8,251 and mesh litigation-related defense costs of $34,871.
(3)	To exclude milestone payments to partners of $5,064 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $14,123.
(4)	To exclude the net impact of accruals primarily for mesh-related product liability.
(5)	To exclude asset impairment charges.
(6)	To exclude integration costs of $6,002 and a loss of $163 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.
(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(8)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our March 2013 prepayment on our Term Loan indebtedness as well as upon the amendment and restatement of our existing credit facility.
(9)	To exclude $(50,400) related to patent litigation settlement income, $(2,665) for a gain on sale of business and other income of $(1,048).
(10)	To reflect the cash tax savings results from our acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Nine Months Ended September 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,226,303	$—		$2,226,303
COSTS AND EXPENSES:
Cost of revenues	953,657	(272,857	)(1)	680,800
Selling, general and administrative	698,522	(30,044	)(2)	668,478
Research and development	183,067	(56,201	)(3)	126,866
Patent litigation settlement, net	85,123	(85,123	)(4)	—
Litigation-related and other contingencies	82,600	(82,600	)(5)	—
Asset impairment charges	54,163	(54,163	)(6)	—
Acquisition-related and integration items, net	16,580	(16,580	)(7)	—

OPERATING INCOME	$152,591	$597,568		$750,159

INTEREST EXPENSE, NET	138,386	(15,354	)(8)	123,032
LOSS ON EXTINGUISHMENT OF DEBT	7,215	(7,215	)(9)	—
OTHER EXPENSE, NET	498	(300	)(10)	198

INCOME BEFORE INCOME TAX	$6,492	$620,437		$626,929

INCOME TAX	(9,263)	182,820	(11)	173,557

CONSOLIDATED NET INCOME	$15,755	$437,617		$453,372

Less: Net income attributable to noncontrolling interests	39,826	—		39,826

NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(24,071)	$437,617		$413,546

DILUTED (LOSS) EARNINGS PER SHARE	$(0.21)			$3.42
DILUTED WEIGHTED AVERAGE SHARES	116,688			121,083

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $162,414, the impact of inventory step-up recorded as part of acquisition accounting of $880, the accrual for the payment to Impax related to sales of OPANA ER of $104,000, net milestone payments to partners of $2,927 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $2,636.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $21,799 and amortization of customer relationships of $8,245.
(3)	To exclude milestone payments to partners of $53,678 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $2,523.
(4)	To exclude the net impact of the Actavis (Watson) litigation settlement.
(5)	To exclude the net impact of accruals for litigation-related and other contingencies.
(6)	To exclude asset impairment charges.
(7)	To exclude acquisition-related and integration costs of $16,552 and a loss of $28 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest Pharmaceuticals acquisition.
(8)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(9)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our 2012 prepayments on our Term Loan indebtedness.
(10)	To exclude milestone and upfront payments to partners.
(11)	To reflect the cash tax savings results from our acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo’s reasons for using non-GAAP measures.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2013

	Year Ending December 31, 2013
Projected GAAP diluted income per common share	$0.95	To	$1.10
Upfront and milestone-related payments to partners	0.20		0.20
Amortization of commercial intangible assets and inventory step-up	1.64		1.64
Integration and restructuring charges	0.86		0.86
Charges for litigation and other legal matters	1.79		1.79
Actavis (Watson) litigation settlement	(0.44)		(0.44)
Asset impairment charges	0.41		0.41
Interest expense adjustment for ASC 470-20 and other treasury related items	0.29		0.29
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	(1.10)		(1.10)
Diluted adjusted income per common share guidance	$4.60	To	$4.75

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of Nov. 5, 2013.

About Endo

Endo Health Solutions Inc. (Endo) is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services and provide quality products to our customers while improving the lives of patients. Through our operating companies - AMS, Endo Pharmaceuticals, HealthTronics and Qualitest - Endo is dedicated to finding solutions for the unmet needs of patients. Learn more at www.endo.com.

(Tables Attached)

The following tables present Endo’s unaudited Net Revenues for the three and nine months ended September 30, 2013 and 2012:

Endo Health Solutions Inc.

Net Revenues (unaudited)

(in thousands)

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2013	2012		2013	2012
Endo Pharmaceuticals:
LIDODERM®	$149,946	$238,282	(37)%	$566,626	$676,302	(16)%
OPANA® ER	59,936	62,232	(4)%	174,214	236,731	(26)%
Voltaren® Gel	45,044	35,483	27%	123,937	79,173	57%
PERCOCET®	26,250	24,209	8%	78,818	73,413	7%
FROVA®	16,027	15,706	2%	44,116	45,352	(3)%
FORTESTA® Gel	15,025	8,823	70%	47,156	21,526	119%
SUPPRELIN® LA	14,105	14,534	(3)%	44,128	42,777	3%
VANTAS®	3,039	4,114	(26)%	10,013	12,352	(19)%
VALSTAR®	6,024	8,394	(28)%	16,327	20,717	(21)%
Other Branded Products	508	933	(46)%	1,833	1,788	3%
Royalty and Other Revenue	30,232	3,935	668%	32,204	12,874	150%

Total Endo Pharmaceuticals	$366,136	$416,645	(12)%	$1,139,372	$1,223,005	(7)%
Total Qualitest	$183,939	$166,070	11%	$532,722	$471,310	13%
American Medical Systems:
Men’s Health	61,536	58,316	6%	197,185	192,728	2%
Women’s Health	24,200	29,399	(18)%	80,470	95,763	(16)%
BPH Therapy	25,508	25,589	—%	82,212	83,110	(1)%

Total AMS	111,244	113,304	(2)%	359,867	371,601	(3)%
HealthTronics	53,635	54,463	(2)%	158,021	160,387	(1)%

Total Revenue	714,954	750,482	(5)%	2,189,982	2,226,303	(2)%

The following table presents unaudited condensed consolidated Balance Sheet data at September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$594,085	$547,916
Accounts receivable	672,001	690,850
Inventories, net	416,512	357,638
Other assets	359,745	372,830

Total current assets	$2,042,343	$1,969,234
PROPERTY, PLANT AND EQUIPMENT, NET	373,990	385,668
GOODWILL	1,980,887	2,014,351
OTHER INTANGIBLES, NET	1,966,645	2,098,973
OTHER ASSETS	91,391	100,333

TOTAL ASSETS	$6,455,256	$6,568,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,262,622	$1,587,827
Other current liabilities	412,925	140,193

Total current liabilities	$1,675,547	$1,728,020
DEFERRED INCOME TAXES	461,899	516,565
LONG-TERM DEBT, LESS CURRENT PORTION, NET	2,644,628	3,037,947
OTHER LIABILITIES	335,818	152,821
STOCKHOLDERS’ EQUITY:
Total Endo Health Solutions Inc. stockholders’ equity	$1,276,878	$1,072,856
Noncontrolling interests	60,486	60,350

Total stockholders’ equity	$1,337,364	$1,133,206

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,455,256	$6,568,559

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the nine months ended September 30, 2013 and 2012:

	Nine Months Ended September 30,
	2013	2012
OPERATING ACTIVITIES:
Consolidated net income	$129,329	$15,755
Adjustments to reconcile consolidated net income to Consolidated net income
Depreciation and amortization	196,422	211,780
Stock-based compensation	31,258	44,532
Amortization of debt issuance costs and premium / discount	27,336	27,101
Other	68,678	(25,771)
Changes in assets and liabilities which (used) provided cash	(180,551)	23,735

Net cash provided by operating activities	272,472	297,132

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(52,796)	(89,047)
Acquisitions, net of cash acquired	(3,645)	(3,210)
Settlement escrow	(54,500)	—
Other	(16,048)	13,100

Net cash used in investing activities	(126,989)	(79,157)

FINANCING ACTIVITIES:
Issuance of common stock from treasury, net of (purchases)	4,117	(151,394)
Cash distributions to noncontrolling interests	(36,709)	(39,234)
Principal (payments) borrowings on indebtedness, net	(133,674)	(334,701)
Exercise of Endo Health Solutions Inc. stock options	83,743	15,317
Other	(17,950)	1,239

Net cash used in financing activities	(100,473)	(508,773)

Effect of foreign exchange rate	1,159	95

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	46,169	(290,703)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	547,916	547,620

CASH AND CASH EQUIVALENTS, END OF PERIOD	$594,085	$256,917

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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